UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 17, 2012

Geeknet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11216 Waples Mill Road, Suite 100

Fairfax, VA 22030

(Address of principal executive offices, including zip code)

(877) 433-5638

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 17, 2012 (the “Closing Date”), Geeknet, Inc. (the “Company”) sold its online media business, including the SourceForge, Slashdot and Freecode websites (the “Purchased Business”) to Dice Holdings, Inc. (“Dice”) and two of Dice’s subsidiaries, Dice Career Solutions, Inc. and eFinancialCareers Limited (the “Geeknet Media Sale”).  The nature and amount of consideration was described in Item 1.01 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2012, which is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 17, 2012, as a result of the Geeknet Media Sale, Jeffrey Drobick was removed from his position as President and Chief Executive Officer, Geeknet Media.  Mr. Drobick remains employed by the Company and is providing services to the Purchased Business pursuant to a transitional employee lease agreement entered into in connection with the Geeknet Media Sale.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro forma financial information.

The pro forma financial information required to be filed in connection with the disposition described in Item 2.01 is attached as Exhibit 99.1 to this report.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.            Description

99.1                        Pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC. a Delaware corporation

By:	/s/ Kathryn McCarthy
Kathryn McCarthy Executive Vice President and Chief Financial Officer

Date: September 21, 2012